Exhibit 23.1

Certified Public Accountants and Advisors

A PCAOB Registered Firm

713-489-5635   bartoncpafirm.com  Cypress, Texas

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 15, 2025, with respect to our audits of the financial statements of Envirotech Vehicles, Inc. and its Subsidiaries (the Company) as of December 31, 2024 and 2023, and for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Very truly yours,

Cypress, Texas

August 6, 2025